Exhibit 99.8

CONSENT OF HOULIHAN CAPITAL, LLC

We hereby consent to the quotation and summarization of our opinion letter to the board of directors of Jaguar Global Growth Corporation I in the proxy statement/prospectus contained in the Registration Statement on Form F-4 of Captivision Inc., a Cayman Islands exempted company limited by shares (the “Company”), with the Securities and Exchange Commission, and all amendments or supplements (including post-effective amendments) thereto (the “Registration Statement”), as well as to the references to our firm and such opinion letter contained therein.

In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”) , or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

Date: August 23, 2023

/s/ Houlihan Capital, LLC
Name:	Houlihan Capital, LLC